Exhibit 4.1

Horizon Bancorp

Organized Under the Laws of the State of Indiana

Number	Shares
**SPECIMEN**	**SPECIMEN**

This Certifies that	**SPECIMEN**

is the owner of	**SPECIMEN**

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF
HORIZON BANCORP

transferable only on the books of the Corporation by the holder in person or by duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.  This security is not a deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  ______________________

[SEAL]
Secretary		President and Chief Executive Officer

The Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have bee fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT/TRAN MIN ACT	Custodian
TEN ENT	-as tenants by the entireties		(Cust) (Minor)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts/Transfers to Minors Act
State

Additional abbreviations may also be used though not in the above list.

For value received . . . . . . . . hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares
of the Capital Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Dated, ____________________

SIGNATURE(S) GUARANTEED
The signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.
Authorized Signature